UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2023

Landos Biopharma, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39971	81-5085535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 11239
Blacksburg, Virginia		24062
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 540 218-2232

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LABP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2023, Landos Biopharma, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the exclusive license and collaboration agreement dated May 14, 2021, or the LianBio Agreement, with LianBio Respiratory Limited, or LianBio.

Pursuant to the terms of the Amendment, the Company acknowledged acquisition of the ownership of certain Licensed Technology (as defined in the agreement) relating to its proprietary compound known as BT-11 by NImmune Biopharma, Inc. (a corporation that was newly formed by Dr. Josep Bassaganya-Riera, Ph.D., former Chief Executive Officer of the Company, in connection with the transactions described below) and together with LianBio provided that the LianBio Agreement no longer covers the licensing of Licensed Technology relating to BT-11. Furthermore, developmental milestone events were amended to reflect the transfer of Licensed Technology relating to BT-11. The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, a copy of which will be filed with the Company’s Annual report on Form 10-K for the year ending December 31, 2022.

On February 28, 2023, the Company entered into an Asset Purchase and Redemption Agreement (the “Purchase Agreement”) with Dr. Bassaganya-Riera, Raquel Hontecillas and certain other stockholders (together the “Purchasers”) whereby Purchasers acquired (i) all of the Company’s right, title and interest in Omilancor (or BT-11), LABP-104 and LABP-111 and any such derivatives and analogs that target LANCL proteins (together the “Acquired Compounds”), (ii) a worldwide, perpetual, irrevocable, fully-paid up, royalty-free, exclusive, sublicensable and transferable license grant under the intellectual property rights retained by the Company and necessary or useful for the development, manufacture and commercialization of the Acquired Compounds, (iii) a royalty agreement providing, among other things, for the payment by the Company to the Purchasers of a royalty of 2% of all net sales by the Company of any products containing certain compounds that the Company will retain following the closing under the Purchase Agreement and (iv) $3,000,000 in cash in exchange for (x) 9,086,441 shares of the common stock of the Company held by the Purchasers and (y) a royalty agreement providing, among other things, for the payment by the Purchasers to the Company a royalty of 6% of all net sales by the Purchasers of any products containing any of the Acquired Compounds in consideration for the acquired intellectual property rights. The transactions contemplated by the Purchase Agreement closed simultaneously with signing.

The foregoing summary of the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information in Item 1.01 above with respect to the Purchase Agreement is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On February 28, 2023, the Company issued a press release to announce the transactions contemplated by the Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.2 to this Current Report on Form 8-K. The Company also updated its corporate presentation on February 28, 2023, for use in meetings with investors, analysts and others. The presentation is available through the Company’s website and a copy is furnished herewith as Exhibit 99.3 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibits 99.2 and 99.3) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
99.1†	Asset Purchase and Redemption Agreement, by and between the Company and the Purchasers identified therein, dated as of February 28, 2023.
99.2	Press Release, dated February 28, 2023.
99.3	Corporate Presentation, dated February 28, 2023.

104	The cover page from Landos Biopharma, Inc.’s Form 8-K filed on February 28, 2023, formatted in Inline XBRL.

† Portions of this document (indicated by “[***]”) have been omitted because they are not material and are the type that Landos Biopharma, Inc. treats as private and confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landos Biopharma, Inc.

Date:	February 28, 2023	By:	/s/ Gregory Oakes
Gregory Oakes Chief Executive Officer